As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under the Securities Act of 1933

Bionovo, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-5526892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Isaac Cohen
President and Chief Executive Officer
Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	24,937,656	$4.01	$100,000,000	$3,070

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of the common stock, as reported on the NASDAQ Capital Market on June 20, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2007

PROSPECTUS

24,937,656 shares

[Bionovo Logo]

Bionovo, Inc.

Common Stock

We may, from time to time, offer up to $100,000,000 in shares of our common stock.

Since May 29, 2007, our common stock has been listed on the NASDAQ Capital Market under the symbol “BNVI.” On June 20, 2007, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.94 per share. From April 7, 2005 to May 29, 2007, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BNVI.OB.” You are encouraged to obtain current market information.

When we offer our common stock, we will provide specific terms of the offering in supplements to this prospectus. The common stock offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is  2007.

TABLE OF CONTENTS

SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	3
PLAN OF DISTRIBUTION	4
DESCRIPTION OF CAPITAL STOCK	5
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CHARTER AND BYLAWS	5
LEGAL MATTERS	7
EXPERTS	7
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	7
WHERE YOU CAN FIND MORE INFORMATION	8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	9

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to 24,937,656 shares. Any prospectus supplement that is filed in connection with the offering of the shares included in this registration statement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless the context specifically indicates otherwise, “BNVI,” “the Company,” “we,” “us” and “our” refer to Bionovo, Inc. and its subsidiary.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

SUMMARY

The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus. You should carefully read this entire prospectus before making a decision about whether to invest in our common stock.

Bionovo, Inc.

Our Business

We are a drug discovery and development company focusing on cancer and women’s health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development.

We have one drug, MF101, designed to alleviate the symptoms of menopause, which completed Phase II clinical trials that commenced in February 2006. The results of the Phase II trial of MF101 showed that the higher dose tested results in statistically significant reduction of hot flashes when compared to placebo at 12 weeks of treatment. We will seek FDA approval to conduct a Phase III registration trial. In April 2007, we commenced a Phase I/II clinical trial of a second drug, BZL101, an anti-cancer agent for advanced breast cancer. We also are in the process of preparing an IND application for a Phase I/II clinical trial of BZL101 with respect to pancreatic cancer, and are planning to submit IND applications for a Phase I/II trial of a second anti-cancer agent, AA102, and a Phase I trial for another drug, VG101, for the treatment of post-menopausal vulvar and vaginal atrophy (vaginal dryness).

Business Strategy

Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. Our strategy consists of the following key elements:

 · Integrate scientific discoveries with natural substances used in traditional East Asian medicine as drug sources;

 · Focus on cancer and women’s health;

 · Develop our existing product portfolio;

 · Foster academic and industry collaborations; and

 · Diversify application of drug candidates for extended indications.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the reports referenced in the section entitled “Risk Factors” immediately following this prospectus summary. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy. Those reasons include delays in obtaining, or a failure to obtain, regulatory approval for our product candidates; problems that may arise under our licensing agreements and collaborative relationships; and failure to maintain and to protect our proprietary intellectual property assets, among others.

We have a limited operating history and have incurred nearly $13.2 million in cumulative net losses from our inception in 2002 through March 31, 2007, and we expect losses to continue for at least the next several years. Our net loss for the three months ended March 31, 2007 was approximately $3.3 million.

We do not anticipate generating significant revenues from sales of our products, if approved, for at least several years, if at all. All of our product candidates are in development and none has been approved by the FDA for commercial sale. We are unable to predict the extent of future losses or when we will become profitable, if at all. Even if we succeed in developing and commercializing one or more of our product candidates, we may never generate sufficient sales revenue to achieve and then sustain profitability.

Corporate History and Recent Financing Transactions

On April 6, 2005, Bionovo Biopharmaceuticals, Inc., or Bionovo Biopharmaceuticals, completed a reverse merger transaction with Lighten Up Enterprises International, Inc., a Nevada corporation formed on January 29, 1998. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, engaged in the development, publishing, marketing and sale of a cook book of recipes. Lighten Up discontinued these activities following the merger. Upon the closing of the merger, the directors and management of Bionovo Biopharmaceuticals became the directors and management of Lighten Up.

On June 29, 2005, we changed our name from Lighten Up Enterprises International, Inc. to Bionovo, Inc. and changed our state of incorporation to Delaware. Bionovo Biopharmaceuticals continues as our wholly-owned, operating subsidiary.

Bionovo Biopharmaceuticals was formed and began operation in the state of California in February 2002 and subsequently reincorporated into the state of Delaware in March 2004. Until June 29, 2005, the name of Bionovo Biopharmaceuticals was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals, Inc. in order to facilitate our corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc.

We have raised an aggregate of approximately $28.0 million in debt and equity capital. On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing of $500,000 principal amount 6% convertible secured notes and warrants to purchase common stock resulting in gross proceeds of $500,000. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, Bionovo Biopharmaceuticals completed a private placement of common stock and warrants to purchase common stock resulting in gross proceeds of $8.1 million. On May 5, 2005, we completed a private placement of common stock and warrants to purchase common stock resulting in gross proceeds of $2.1 million. During the first three calendar quarters of 2006, we received aggregate proceeds of approximately $2.2 million from the exercise of warrants issued in the April 6, 2005 and May 5, 2005 private placements. On January 19, 2007, we completed a private placement of common stock and warrants to purchase common stock resulting in gross proceeds of $15.7 million.

Corporate Information

Our principal executive offices are located at 5858 Horton Street, Suite 375, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will receive all of the net proceeds from the sale by us of our securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our shares of common stock offered by this prospectus for general corporate purposes, including without limitation, the funding of our clinical research and development programs, the clinical development of our product candidates, capital expenditures and working capital needs.

PLAN OF DISTRIBUTION

We may sell our common stock to one or more underwriters for public offering and sale by them and may also sell our common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of our common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell our common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of our common stock, we or the purchasers of our common stock for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell our common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our common stock as a principal, and may then resell our common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more of our common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our authorized capital stock consists of 200,000,000 shares, of which 190,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. As of June 20, 2007, there were issued and outstanding 65,383,101 shares of common stock, held by approximately 2,217 record holders. No shares of preferred stock currently are outstanding.

The following summary of the material provisions of our common stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws.

Common Stock

Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our common stock do not have preemptive rights, are entitled to one vote for each share of common stock held of record by them, and do not have the right to cumulate their votes for election of directors.

Market Information

Since May 29, 2007, our common stock has been listed on the NASDAQ Capital Market under the trading symbol BNVI. The high and low bid prices for our common stock at the close of business on June 20, 2007, as reported by the NASDAQ Capital Market, were $4.28 and $3.74 per share, respectively. From April 7, 2005 to May 29, 2007, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BNVI.OB.” You are encouraged to obtain current market information.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF

THE COMPANY’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

Certificate of Incorporation and By-laws. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

· diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

· putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or

· effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

· the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

· upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

· on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

· conducted himself or herself in good faith,

· reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and

· in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 165,000 shares of our common stock, inclusive of warrants to purchase 35,000 shares of our common stock.

EXPERTS

The consolidated financial statements of Bionovo, Inc., as of December 31, 2006 and for each of the two years in the period ended December 31, 2006, are incorporated by reference into this prospectus have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. These consolidated financial statements appear in Bionovo, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 2006. These consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on March 14, 2007;

•	Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007 filed on May 8, 2007;

•	Our Current Report on Form 8-K dated April 18, 2007 and filed on April 19, 2007;

•	Our Current Report on Form 8-K dated April 26, 2007 and filed on May 1, 2007;

•	Our Current Report on Form 8-K dated May 9, 2007 and filed on May 10, 2007;

•	Our Current Report on Form 8-K dated May 29, 2007 and filed on May 29, 2007;

•	Our Current Report on Form 8-K dated June 4, 2007 and filed on June 5, 2007; and

•	Our Current Report on Form 8-K dated June 12, 2007 and filed on June 12, 2007.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our website is located at www.bionovo.com. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases, but the absence of these words does not necessarily mean that a statement is not forward-looking. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov as described under the heading “Where You Can Find More Information.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

 Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

[Bionovo logo]

BIONOVO, INC.

Common Stock

Prospectus

June 25, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,070
Legal fees and expenses	125,000
Accounting fees and expenses	25,000
Miscellaneous fees and expenses	11,930

Total	$165,000

Item 15. Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Item 16.	Exhibits

Exhibit Number
4.1	Common Stock Specimen Certificate (incorporated herein by reference from Exhibit 4 to the Registrant’s Registration Statement on Form 10-SB filed with the SEC on November 7, 2002)

5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant

23.1	Consent of PMB Helin Donovan, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

24.1	Power of attorney (contained on signature page)

Item 17. Undertakings

(a) The undersigned registrant, hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 25th day of June 2007.

BIONOVO, INC.

By:	/s/ Isaac Cohen
Isaac Cohen, O.M.D., L.Ac.
President and Chief Executive Officer (principal executive officer)

By:	/s/ James P. Stapleton
James P. Stapleton
Chief Financial Officer (principal accounting and financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Isaac Cohen and Mary Tagliaferri and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/ Isaac Cohen	Chairman, Chief Executive Officer and Chief Scientific Officer	June 25, 2007
Isaac Cohen, O.M.D., L.Ac.	(Principal Executive Officer)

/s/ Mary Tagliaferri	Director, President, Chief Regulatory Officer, Secretary and Treasurer	June 25, 2007
Mary Tagliaferri, M.D., L.Ac.

/s/ James P. Stapleton	Chief Financial Officer	June 25, 2007
James P. Stapleton	(Principal Accounting and Financial Officer)

/s/ Brooks Corbin	Director	June 25, 2007
Brooks Corbin

/s/ David Naveh	Director	June 25, 2007
David Naveh, Ph.D.

/s/ Richard Julies	Director	June 25, 2007
Richard Julies

/s/ Michael D. Vanderhoof	Director	June 25, 2007
Michael D. Vanderhoof

/s/ Mimi Hancock	Director	June 25, 2007
Mimi Hancock, Ph.D.

EXHIBIT INDEX

Exhibit Number
4.1	Common Stock Specimen Certificate (incorporated herein by reference from Exhibit 4 to the Registrant’s Registration Statement on Form 10-SB filed with the SEC on November 7, 2002)

5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant

23.1	Consent of PMB Helin Donovan, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

24.1	Power of attorney (contained on signature page)